EXHIBIT 32.1

           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
                         RULE 13a-14(b) OR 15d-14(b) AND
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the transition report of Petrogen Corp. (the "Company") on Form 10-KSB for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sacha H. Spindler, Chief Executive Officer and acting Chief Financial Officer of the Company, and Leo William Kerrigan, Executive Vice President of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: April 14, 2005                       By:  /s/ SACHA SPINDLER
                                            ----------------------------------
                                            Sacha H. Spindler, Chief Executive
                                            Officer and Acting Chief Financial
                                            Officer

Dated: April 14, 2005                       By: /s/ L. William Kerrigan
                                            -----------------------------------
                                            L. William Kerrigan, executive Vice
                                            President